UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) November 14, 2000
                                                  -------------------
                                                  November 14, 2000
                                                  -------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

The following is a press release issued by the Company on November 14, 2000 and is being filed herewith as a Regulation FD disclosure.

       PNM Provides More Detail on Proposed Western Resources Acquisition

ALBUQUERQUE, N.M. November 14, 2000 - In a presentation to utility investment analysts in New York this morning, PNM, Public Service Company of New Mexico (NYSE:PNM) provided estimates of the incremental earnings and cash flow the company expects to realize from its proposed acquisition of the electric utility operations of Western Resources (NYSE:WR).

Investors can view the presentation on the PNM web site at pnm.com. A copy has also been filed with the Securities and Exchange Commission as a Form 8-K.

The combination of PNM and Western Resources will create a new energy company with 7,125MW of generating capacity, 42,500 miles of electric transmission and distribution lines, and more than a million retail electric and gas customers in two states.

Under the terms of the agreement, Western Resources will spin off its non-utility assets into a separate company and PNM will issue 55 million shares of stock in a new holding company in exchange for all shares in Western
Resources. The new holding company will also assume $2.9 billion in Western Resources debt.

The company anticipates that increased utilization of Western Resources' existing generation will add substantial value to the proposed combination. By using the same asset-backed trading strategy that PNM has implemented successfully in the Western United States, the combined company will be able to take advantage of new opportunities in the Midwestern power market as that market matures.

The total purchase price of approximately $4.424 billion equals about 12.4 times EBIT (Earnings Before Income Taxes) and approximately 8.4 times EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), based upon estimated
Western Resources 2000 earnings. Based upon pro forma 2001 estimates, PNM expects the combination would provide earnings of more than $2.95 per share, compared to the company's projected 2001 earnings of between $2.50 and $2.60 per share without the benefit of the Western Resources transaction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of PNM and Western Resources and with respect to the benefits of the transaction are based on current expectations that are subject to risk and uncertainties. Such statements are based upon the current beliefs and expectations of the management of PNM and Western Resources. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the possibility that shareholders of PNM and/or Western Resources will not approve the transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with clients, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, the receipt of regulatory and other approvals of the transaction, that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended, changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return on equity and equity ratio limits, industry and rate structure, stranded cost recovery, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (including retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as tornadoes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements, the outcome of Protection One accounting issues reviewed by the SEC staff as disclosed in previous Western Resources SEC filings, the impact of Protection One's financial condition on Western Resources' consolidated results, and other factors.

PNM and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release. Readers are referred to PNM's and Western Resources' most recent reports filed with the Securities and Exchange Commission.

Additional Information

In connection with the proposed transaction, PNM and Western Resources will file a joint proxy statement / prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus (when available) and other documents filed by PNM and Western Resources with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of PNM's filings may be obtained by directing a request to PNM, Alvarado Square, Albuquerque, New Mexico.

The following is information from a slide presentation by Jeff Sterba the Company's Chairman, President and Chief Executive Officer to utility investment analysts in New York on November 14, 2000 and is being filed herewith as a Regulation FD disclosure.

                           A High-Voltage Combination
                            PNM and Western Resources

1.  Strategic Rationale

o   Creates  scope and scale  needed to compete
o   Solidifies market reach from Midwest to West Coast
o   Builds on successful track record in wholesale marketing
o   Combines stable utility core with strong wholesale growth

2.  Transaction Terms

o   $4.4B Purchase Price
o   Stock for Stock Transaction
o   PNM Issues 55 Million Shares (subject to adjustment)
o   Tax Free
o   PNM Assumes $2.9B in Western Resources debt
o   Reverse Merger Accounting (PNM balance sheet marked to market)

3.  Purchase Price Multiples

    Purchase Price                          $4.424 Billion

    Estimated EBIT (2000)                   $357 Million
    Estimated EBIT Multiple                 12.4 Times

    Estimated EBITDA                        $527 Million
    Estimated EBITDA Multiple               8.4 Times

4.  PNM/WR Coal-Fired Power Plant Utilization

                       Capacity Factor %
                     Western        PNM

     1997              60            81
     1998              57            82
     1999              63            82

5.

Western Resources Coal-Fired Power Plant Estimated Opportunity

                         At                       At
                   $10/Mwh Margin           $20/Mwh Margin

         5%         $14,561,482                $29,122,963
        10%         $29,122,963                $58,245,927
        15%         $43,684,445                $87,368,890
        20%         $58,245,927               $116,491,854

6.   PNM Churn Rate

                                  Gwh
                     Generation            Total Sales
     1997                3,200                 6,926
     1998                3,200                 8,784
     1999                3,200                11,171

7.   Western Resources Estimated Churn Opportunity

       Western Sales
       to Generation                At                      At
           Ratio               $2/Mwh Margin          $4/Mwh Margin
           1.5:1                 $33,600,000             $67,200,000
           2.0:1                 $44,800,000             $89,600,000
           2.5:1                 $56,000,000            $112,000,000

8.  5-year Estimated Free Cash Flow Summary($000)

    PNM Cash from Operations                      $  1,388
    Capital Expenditures                          $ (1,341)
                                                 ---------
    Free Cash Flow                                $     47
                                                 =========

    WR Cash from Operations                       $  1,904
    Capital Expenditures                          $   (725)
                                                 ---------
    Free Cash Flow                                $  1,179
                                                 =========

9.  Earnings Accretion

    Assumptions:
                                                               Net Income
                                                          (In millions, except
                                                           per share amounts)
    PRO FORMA:
    2001 PNM @ $2.50 - $2.60                                      $100
    2001 Western                                                  $100
                                                                  -----
                                                                  $200
    2002 Earnings Growth                                            10
                                                                  -----
                                                                  $210
    PRO FORMA ADJUSTMENTS: (after-tax)
    PNM Balance Sheet Marked to Fair Market Value                   49
    Merger Integration Effects                                      (9)
    Western Resources Rate Case ($0-$30 Million after-tax)          15
    Wholesale Marketing Improvements
    ($15-?? Million after-tax)                                      15
                                                                  -----
                                                                  $280  +/-
                                                                  =====
    Earnings Per Share (95 Million Shares Outstanding)            $2.95 +/-
                                                                  =====
10. Regulatory Material Adverse Change

o PNM Board determines whether there is a Material Adverse Change on the revenue potential of Western Resources

11. Financial Benefits

o   Accretive in First Year
o   Broader, More Predictable Cash Flow
o   Accelerated Revenue and Earnings Growth
o   Diversified Business/Geographic Mix
o   Improved Access to Capital
o   Increased Market Float

12. A Strong Commitment to Investment Grade

o   Operating companies expected to be investment grade immediately
o   Holding company is expected to be debt free in 3 years
o Western and Westar have opportunity to convert debt into equity and preferred stock

13.  Acquisition Consideration Adjustment Mechanism

o    Base                                          55 million shares
     Fixed # of shares for all stock of Western
     and $234 million of intra-company debt
o    Western Resources Adjustment                  Each $27 = 1 share
     DRIP, rights offering, other non-utility
     assets (unlimited)
o    Westar Adjustment                             Each $27 = 1 share up to 9.9%
     Sale of Westar Asset, maximum $407 million        of NEWCO

                                        - then -   convertible preferred stock
                                                   7.5%, 20% premium (maximum
                                                   19.9% of NEWCO fully diluted)
o    Application of Cash
     Debt reduction at Western Resources

14.  Approval Process

o    NMPRC
o    KCC
o    FERC/NRC
o    SEC
o    HSR
o    SHAREHOLDERS

15.  Going Forward

o    10% Earnings Growth Target Maintained
o    Commitment to Investment Grade Rating
o    Dedicated to utility and utility-related businesses

16.  Our Strategy:

o    Committed to the regulated business
o    Focused on expanded wholesale market opportunities
o Pursuit of new growth opportunities rooted in technological innovation and the new economy

17. Market Rank

    Company                                            Market Cap*
    Pinnacle West Capital                                $3,643.8
    Newco                                                $2,565.0
    Utilicorp United Inc.                                $2,478.4
    OGE Energy                                           $1,557.2
    Western Resources                                    $1,540.0
    Sierra Pacific Resources                             $1,240.3
    Public Service Co of New Mexico                      $1,080.0
    Avista                                               $1,072.4
    El Paso Electric Co.                                   $682.9
    Unisource                                              $474.8

     *As of 11/7/00

18.  1999 Revenue Mix

                                                                     % of
                                                                   Combined
          (in millions)       PNM       Western      Combined       Total
    Electric Revenues:

    Residential              $184.1       $407.4         $591.5       23.7
    Commercial               $238.8       $356.3         $595.1       23.9
    Industrial                $85.8       $251.4         $337.2       13.5
    Wholesale                $365.4       $368.3         $733.7       29.4
    Gas Revenues:            $236.7          N/A         $236.7        9.5
    Total                  $1,110.8     $1,383.4       $2,494.2      100.0

19.      Example Calculation

                         Additional Equity Contributions

                                                                  Newco Shares
                                                                    (000's)
                                                                  ------------
1.   Merger Consideration (see note 1)
     ---------------------------------

     68 million shares of Western Resources (WR)                        48,345

     9.36 million shares of Western Resources issued to Westar
     for conversion of $234 million inter-company debt                   6,655

                                                                  ------------
     Total Initial Merger Consideration                                 55,000

2.   Equity Contribution by Western Resources
     ----------------------------------------
     (assumes $135 million in equity contributions through
     sale of non utility assets or equity offerings, such as
     rights offering, DRIP, etc.)
     Newco shares issued for $135 million equity contribution
     at $27/Share                                                      5,000

                                                                     --------

Newco Shares issued after WR contributions                            60,000

3.   PNM Shares Exchanged for Newco                                   39,500
     ------------------------------

4.   Additional Equity Contribution by Westar (see note 2)
     -----------------------------------------------------
     (assumes maximum $407 million in equity contributions)

     (a) Common stock issued at $27/share up to a maximum
         of 9.9% ownership in Newco                                    3,547
                                                                     --------

Total Newco Shares outstanding                                       103,047
     (b) $ 311,231, 000. Convertible Preferred Stock at 7.5%,
         with conversion 20% Premium ($32.40)                          9,606

TOTAL NEWCO SHARES (fully diluted)                                   112,653
                                                                     ========

                                     Note 1

Shares to be issued to Westar from Western Resources in consideration for the conversion of a $234 million inter-company note owed to Westar:

Assumptions:    Shares of Western Resources trade at $25/share prior to closing.
-----------     68 million WR shares outstanding prior to closing.


                                                                 (000)
$234 million inter-company note exchanged for WR stock
at $25/share, new WR shares to be issued                         9,360

WR shares outstanding prior to close                            68,000
                                                            -----------

     Total WR shares outstanding at closing                     77,360

Total Newco shares to be exchanged for WR                       55,000

Exchange Ratio                                                    .711

Newco shares to WR shareholders (68,000 x .711)                 48,345

Newco shares  to Westar (9360x .711)                             6,655

                                     Note 2

     PNM Shares Exchanged for Newco                             39,500

     Newco shares issued to WR and Westar                       60,000

Total owned by Westar                                           (6,655)
                                                            -----------

Newco shares owned directly by WR Shareholders                  92,845   90.1%

Newco share maximum                                             10,202    9.9%
                                                            ----------- ------

Total Newco shares outstanding                                 103,047    100%

Additional shares to be issue to Westar:
Maximum ownership                                               10,202
less shares issued for note conversion                          (6,655)
                                                            -----------

Additional Newco common shares to be issued to Westar            3,547

Equity contribution to be converted:                          $407,000

a)  Into 3,547 shares at $27                                  $(95,769)

b)  Preferred stock to be issued for remainder                $311,231

20. Greater Scope and Scale

                                PNM             WR            Newco      % Chg

Generating Capacity           1,521 MW       5,604 MW       7,125 MW      368

Peak Load 2000                1,350 MW       4,512 MW

Transmission Lines          2,000 Miles    4,500 Miles     6,500 Miles    225

Distribution System         11,000 Miles   25,000 Miles   36,000 Miles    227

Retail Electric Customers     361,000        634,000         989,000      174

Communities Served              112            471             583        420

21. Strategically Positioned

A map showing the resources of KPL and KGE strongly interconnected to MAPP, MAIN, SERC and SPP NERC regions. Projects planned by third parties may provide access to the Rocky Mountain region. The resources of PNM are located in the Arizona-New Mexico sub-region of WSCC which is interconnected to southern California, Nevada, Utah and Colorado. In addition to access to the WSCC markets, PNM is interconnected to SPP.

22. The Opportunity in Trading and Generation (coal)

                              PNM                                  Western Resources
                       SJGS      Four Corners     Jeffrey        Lacygne       Lawrence      Tecumseh
                                                   Energy                       Energy     Energy Center
                                                   Center                       Center
Ownership              46%           13%            84%            50%           100%          100%
In Service             1973          1969           1978           1973          1954          1957
Net Gen. Capacity     265 MW        192 MW        1,871MW         681 MW        572 MW        284 MW
Fuel Cost $/MWh       $18.00        $10.00         $12.04         $9.05         $13.31        $12.94
Capacity Factor       87.5%          84%            65%            68%           49%            46%

23.      A Balanced Generation Mix (1999)

                                PNM              WR              NEWCO
    Coal                        63%              61%              61%
    Gas/Oil                     11%              29%              26%
    Nuclear                     26%              10%              13%

24.      Post Merger Organization

         Holding Company (Parent):

         Direct subsidiaries of parent:
         Western (KPL)
         Intermediate Holding Company
         Avistar

         Division of Western:
         KGE

         Subsidiaries of Intermediate Holding Company:
         Manzano Energy
         PNM Utility

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of PNM and Western Resources and with respect to the benefits of the transaction are based on current expectations that are subject to risk and uncertainties. Such statements are based upon the current beliefs and expectations of the management of PNM and Western Resources. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the possibility that shareholders of PNM and/or Western Resources will not approve the transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with clients, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, the receipt of regulatory and other approvals of the transaction, that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended, changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return on equity and equity ratio limits, industry and rate structure, stranded cost recovery, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (including retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as tornadoes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements, the outcome of Protection One accounting issues reviewed by the SEC staff as disclosed in previous Western Resources SEC filings, the impact of Protection One's financial condition on Western Resources' consolidated results, and other factors. PNM and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release. Readers are referred to PNM's and Western Resources' most recent reports filed with the Securities and Exchange Commission.

Additional Information

In connection with the proposed transaction, PNM and Western Resources will file a joint proxy statement / prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus (when available) and other documents filed by PNM and Western Resources with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of PNM's filings may be obtained by directing a request to PNM, Alvarado Square, Albuquerque, New Mexico 87158.
Phone: (800) 545-4425. Free copies of Western Resources' filings may be obtained by directing a request to Western Resources, P.O. Box 889, Topeka, Kansas 66601-0889. Phone: (800) 527-2495.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  November 14, 2000                           /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)